Exhibit 23.1

The Directors

Inmarsat Holdings Limited

99 City Road

London EC1Y 1AX

United Kingdom

The Directors

Inmarsat Finance II plc

99 City Road

London EC1Y 1AX

United Kingdom

7 February 2008

Dear Sirs:

CONSENT TO REFERENCE WATSON WYATT LIMITED IN INMARSAT HOLDINGS LIMITED AND INMARSAT FINANCE II PLC 2007 ANNUAL REPORT ON FORM 20-F

We hereby consent to your reference to our name in your 2007 annual report on Form 20-F in connection with the disclosure of pensions and post-retirement medical information (collectively, the “Pensions Disclosure”) therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”) thereunder, nor do we admit that we are experts with respect to any part of such Form 20-F within the meaning of the term “experts” as used in the Securities Act or the SEC’s rules and regulations adopted thereunder. Although we understand you used our report to draft the Pensions Disclosure, you are solely responsible for the scope and substance of the Pensions Disclosure.

Sincerely

/s/ PAUL BURBIDGE
Paul Burbidge
Watson Wyatt Limited